Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Completes Acquisition of Innovativ
BOCA RATON, Fla. — July 2, 2007 — Agilysys, Inc. (NASDAQ: AGYS), a leading provider of innovative IT solutions, today announced it has completed its acquisition of Innovativ Systems Design, Inc., a privately held integrator and value-added reseller of servers, enterprise storage management products and professional services.
At approximately $260 million in revenues, Innovativ is the largest U.S. commercial reseller of Sun Microsystems servers and storage products. The company designs, implements and deploys complex, large-scale IT infrastructure solutions, acting as a single hardware, software and services source for its enterprise customers. Employing an experienced team of senior technology and business experts, Innovativ also offers a broad portfolio of proprietary professional services to support its customer solutions. With the company’s Sun relationship and strong presence in financial services and telecommunications, the acquisition will further diversify Agilysys’ supplier mix, establish new markets and broaden the company’s customer base.
Arthur Rhein, chairman, president and chief executive officer of Agilysys, said, “The addition of Innovativ establishes a new and significant relationship between Sun and Agilysys and represents an important step in continuing Agilysys’ growth as one of the leading providers of IT solutions to corporate and public-sector customers.”
The purchase price of $100 million will be funded by cash on hand. In addition, Agilysys will pay an earn-out of two dollars for every dollar of EBITDA greater than $50 million in cumulative EBITDA over the first two years after closing. The earn-out will be limited to a maximum payout of $90 million.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys’ actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys’ subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys’ long-term financial goals, anticipated revenue gains, sales volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys’ competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate and derive performance from acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys’ actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its

Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the Securities and Exchange Commission’s website, www.sec.gov.
About Agilysys, Inc.
Agilysys is a leading provider of IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit www.agilysys.com.

Media Contact:	Julie Young Director, Corporate Communications Agilysys, Inc. 440-519-8160 julie.young@agilysys.com
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